                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         CAPITAL PACIFIC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               MARQUIS L CUMMINGS
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 24, 1997

     The Annual Meeting of Stockholders (the "Meeting") of Capital Pacific Holdings, Inc. (the "Company") will be held at the Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California, on July 24, 1997, at 9:00 a.m. (Pacific Daylight Savings Time) for the following purposes:

          1.  To elect directors whose terms expire at the Meeting;

          2. To amend the Company's Certificate of Incorporation to authorize the issuance of up to Five Million (5,000,000) shares of preferred stock, par value $.01 per share, in one or more series, on terms and conditions to be established by the Board of Directors from time to time; and

          3. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on June 16, 1997, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company's stock transfer books will remain open.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

                                   By Order of the Board of Directors

                                   MARQUIS L. CUMMINGS
                                   Secretary

June 16, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 24, 1997

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 24, 1997, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under "ELECTION OF DIRECTORS" and if no choice as to Proxy Item No. 2 (Amendment to Certificate of Incorporation to Authorize the Issuance of Five Million (5,000,000) Shares of Preferred Stock) is specified, proxies will be voted for the Amendment. Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

     The Board of Directors has established June 16, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 14,995,000 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     The Company intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about June 25, 1997. Copies of the Company's 1997 Annual Report will be mailed to the Company's stockholders along with this Proxy Statement.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Company's Board of Directors is comprised of five directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, five persons will be elected to serve as directors.

     Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominee and, in his best judgment, for such other person as he may select in place of such nominee.

     The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee's ownership of Common Stock appears under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                             DIRECTOR
        NAME           AGE    SINCE                      INFORMATION ABOUT NOMINEES
---------------------  ---   --------   ------------------------------------------------------------
Hadi Makarechian       49      1992     Mr. Makarechian has been Chairman of the Board of the
                                          Company since August, 1992 and served as Chief Executive
                                          Officer of the Company from March, 1993 until May, 1996.
                                          Mr. Makarechian was the founder and chairman of Capital
                                          Pacific Homes Inc., a real estate development firm located in Newport Beach, California, until it was merged into the
                                          Company in 1994. For more than ten years prior to forming
                                          Capital Pacific Homes, Inc. in 1990, Mr. Makarechian
                                          conducted his real estate development business through
                                          various corporate entities, each of which he was also
                                          Chairman and founder.
Dale Dowers            41      1992     Mr. Dowers assumed his current position as President and
                                          Chief Executive Officer in May, 1996. Mr. Dowers was
                                          President and Chief Operating Officer of the Company from
                                          March, 1993 until May 1996. Prior thereto, he was
                                          Executive Vice President and Chief Operating Officer of
                                          the Company from August, 1992 until March, 1993. From
                                          December 1990 to August 1992 he was the President of
                                          Capital Pacific Homes, Inc. From July 1989 to December
                                          1990, he was the President for Southern California of
                                          Costain Homes, Inc., a developer of single family housing
                                          located in Newport Beach, California. During the period of
                                          March 1988 to June 1989, Mr. Dowers was the President,
                                          Irvine Division, of Barratt American, Inc., a homebuilder
                                          in Irvine, California. From January 1987 to March 1988,
                                          Mr. Dowers served in various positions with the Company.

Karlheinz M. Kaiser    38      1993     Mr. Kaiser is a principal with Christinger Partner AG, a
                                          printing company in Switzerland. From August of 1992
                                          through December 1994 Mr. Kaiser was a management
                                          consultant with Friedli & Partner, a management consulting firm in Switzerland. From January through August of 1992,
                                          he was Vice President of Corporate Finance with Dai-Ichi
                                          Kangyo Bank in Zurich. From July 1984 through December of
                                          1991, Mr. Kaiser was Vice President of Omni Holding AG, a
                                          Zurich-based international real estate holding company.

Allan L. Acree         54      1992     Mr. Acree is a principal in A.L. Acree & Associates, a real estate consulting firm based in Rockville, Maryland. Prior to forming A.L. Acree & Associates in 1989, Mr. Acree was
                                          Vice President and Regional Manager of Goldome Realty
                                          Credit Corporation for a period of more than five years.

William A. Funk        56      1994     Mr. Funk is a principal and the Vice President and Manager of The Austin Company, an international design and
                                          construction firm based in Cleveland, Ohio. Except for the period described below, Mr. Funk has served in various
                                          positions with The Austin Company for over 25 years. From
                                          May 1984 to June 1985, Mr. Funk was a Vice President and
                                          Manager of the Carlson Group, a design and construction
                                          firm in Boston, Massachusetts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTORS' COMPENSATION

     Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $4,000 per year, plus $1,000 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held five meetings during the fiscal year ended February 28, 1997.

     The Board of Directors has a standing Executive Committee whose current members are Hadi Makarechian and Dale Dowers. Messrs. Makarechian and Dowers are not compensated for serving on the Executive Committee.

     The Board of Directors has a standing Audit Committee whose current members are William A. Funk and Karlheinz M. Kaiser. Messrs. Funk and Kaiser each receive $2,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held one meeting during the fiscal year ended February 28, 1997.

     The Board of Directors has a standing Compensation Committee whose current members are William A. Funk and Karlheinz M. Kaiser. Messrs. Funk and Kaiser each receive $500 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held two meetings for the fiscal year ended February 28, 1997.

     The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

     Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Makarechian and Dowers, the Company's executive officers are as follows:

         NAME AND POSITION                                   INFORMATION ABOUT
           WITH COMPANY              AGE                     EXECUTIVE OFFICERS
-----------------------------------  ---     --------------------------------------------------
Marquis L. Cummings                  58      Prior to assuming his current position in January,
  Vice President, Finance                      1997, Mr. Cummings was Vice President -- Finance
  Chief Financial Officer and                  and Administration for the San Diego division of
  Secretary                                    the Company from August 1987 until February
                                               1991. He then served as Vice President of the
                                               Company until October 1993 when he assumed the
                                               position of Vice President -- Sales and
                                               Marketing. In May 1994 Mr. Cummings assumed the
                                               position of Director of Subsidiary
                                               Operations -- Nevada. In April, 1995 Mr.
                                               Cummings returned to California as Vice
                                               President. From March, 1996 until assuming his
                                               current position, Mr. Cummings served as the
                                               Company's Vice President, Finance.
Stephen Couig                        31      Mr. Couig joined the Company in his current
  Treasurer and Senior Vice                    position in January 1997. Prior to joining the
  President, Capital Markets and               Company he served as Executive Vice President in
  New Business Development                     charge of acquisitions for Troon Golf, a
                                               Scottsdale, AZ based golf course owner and
                                               operator. After receiving his MBA from Dartmouth
                                               College in 1993 he was an Associate at Morgan
                                               Stanley in the Equity Capital Markets department
                                               focusing on business development opportunities
                                               until 1996.

Craig A. Foster                      43      Since joining the Company in 1985, Mr. Foster has
  Vice President, Southern                     been responsible for arranging home buyer
  California Sales and Marketing               mortgage financing. In 1987 Mr. Foster assumed
                                               the additional responsibility for managing the
                                               Company's escrow operation. In 1992 Mr. Foster
                                               added the duties of President of the Company's
                                               design center to his responsibilities. In 1994
                                               Mr. Foster added the duties of President of the
                                               Company's mortgage brokerage operation (Capital
                                               Communities Mortgage, Inc.) to his
                                               responsibilities.

Tim Hamilton                         42      Mr. Hamilton joined the Company as Vice
  Vice President, Southern                     President -- Sales and Marketing in May, 1994.
  California Product Development               Since 1989 Mr. Hamilton had been a consultant to
                                               the real estate industry. Prior to establishing
                                               his consulting firm Mr. Hamilton spent more than
                                               13 years as Vice President of Sales and
                                               Marketing for Barratt American, a homebuilder in
                                               Irvine, California.

Robert J. Trapp                      53      From 1980 until he assumed his current position in
  Vice President, Southern                     1994, Mr. Trapp was responsible for all of the
  California Operations                        Company's activities relating to governmental
                                               regulations, civil engineering, offsite
                                               construction, utility coordination, California
                                               Department of Real Estate processing and
                                               homeowners' associations.

         NAME AND POSITION                                   INFORMATION ABOUT
           WITH COMPANY              AGE                     EXECUTIVE OFFICERS
-----------------------------------  ---     --------------------------------------------------
Robin V. Koenemann                   39      From 1992 until he assumed his current position in
  Vice President, Southern                     1994, Mr. Koenemann served as Vice President of
  California Operations                        Construction. From December, 1988 until joining
                                               the Company in October, 1992, Mr. Koenemann was
                                               Project Manager for Barratt American, a
                                               homebuilder in Irvine, California. Prior to this
                                               Mr. Koenemann served as Executive Vice President
                                               and Division Manager for Richmond Homes, a
                                               homebuilder in Colorado Springs, Colorado.

Steven Cienfuegos                    48      Mr. Cienfuegos joined the Company in June 1996 as
  Vice President, Southern                     Purchasing Manager and assumed his current
  California Purchasing                        position in May 1997. Prior to joining the
                                               Company, Mr. Cienfuegos served at Birtcher
                                               Construction Ltd. for 4 years as a Project
                                               Manager and Director of Business Development.
                                               Mr. Cienfuegos directed site development and
                                               model construction for Southwest Diversified
                                               Inc., a Irvine developer, at Dana Point prior to
                                               joining Birtcher Construction Ltd. Prior to
                                               Southwest Diversified Mr. Cienfuegos served as
                                               President of Construction for Stein-Brief Group,
                                               a Laguna Niguel developer.

Donald J. Sajor                      38      Mr. Sajor joined the Company as General Counsel in
  Vice President and                           June 1994. Mr. Sajor served as Corporate Counsel
  General Counsel                              with Catellus Development Corporation from March
                                               1993 to June 1994. From April 1987 to March
                                               1993, Mr. Sajor specialized in transactional
                                               real estate and environmental law as an
                                               associate with Pettis, Tester, Kruse & Krinsky.
                                               Mr. Sajor was an associate with Gibson, Dunn &
                                               Crutcher from September 1984 to April 1987.

     All executive officers serve at the pleasure of the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995 to each of the five most highly compensated officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                 --------------------    ALL OTHER
                                                      FISCAL     SALARY        BONUS    COMPENSATION
            NAME AND PRINCIPAL POSITION                YEAR        ($)          ($)        ($)(E)
----------------------------------------------------  ------     -------      -------   ------------
Hadi Makarechian -- Chairman                           1997      257,500      190,426(a)       252
                                                       1996      135,420(b)   124,200(c)       252
                                                       1995      225,000      220,120(d)       252
Dale Dowers -- President and                           1997      257,500      192,455(a)       252
  Chief Executive Officer                              1996      250,000      124,200(c)       252
                                                       1995      225,000      220,120(d)       252
Tim Hamilton -- Vice President,                        1997      143,000       42,250         252
  Southern California Product Development              1996      130,000       64,242         252
                                                       1995      125,590        1,000         252
Donald J. Sajor -- Vice President                      1997      113,750       33,500         252
  and General Counsel                                  1996      110,000       40,600         252
                                                       1995       78,141(f)        --         189
 -- Robin V. Koenemann -- Vice President,              1997      121,350       14,000         252
  Southern California Operations                       1996      110,365       20,000         252
                                                       1995      104,000        1,000         252

---------------

 (a) Bonuses of $190,426 were earned in FY 1997 but are to be paid in one or more subsequent years.

 (b) From July, 1995 until December, 1995, Mr. Makarechian voluntarily elected to temporarily reduce his compensation to $1.00 per annum. This election reduced his salary from $250,000 to $135,420 for FY 1996.

 (c) Bonuses of $124,200 were earned in FY 1996 but were paid in FY 1997.

 (d) Bonuses of $220,120 were earned in FY 1996 but were calculated based on FY 1995 results.

 (e) Represents premiums paid by the Company for term life insurance for the benefit of the insured.

 (f) Represents amounts paid for the period June, 1994 through February, 1995.

STOCK OPTIONS

     Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July, 1995, adopted the 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan permits a committee designated by the Board of the Company to make awards to present and former key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. No awards have been made under the 1995 Plan.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     None of the executive officers is currently working under an employment contract. On June 16, 1997 the Board of Directors approved an arrangement under which executives of the Company and its subsidiaries designated by a committee composed of the members of the Executive and Compensation Committees of the Board of Directors would, in the event of a change in control of the Company occurring during their employment by the Company, be eligible under the terms of the arrangement for a bonus payment of up to one year's base compensation. No such executives have been designated as of the date of this Proxy Statement but designees could include one or more of the executive officers named above. The Chairman and Chief Executive Officer shall not be eligible for any such bonus.

COMPENSATION COMMITTEE DETERMINATION ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans and specific compensation levels for the Company's Chairman and its Chief Executive Officer and reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and that compensation with a strong link to the financial performance of the Company enables the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

     The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company's Chairman and its Chief Executive Officer is within the range of their peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders (the "Survey Companies") which are at a similar stage in their growth and development to that of the Company and therefore compete for the same executive personnel.

PERFORMANCE BASED COMPENSATION

     Last year, the Committee recommended for FY 1996 (ending February 29, 1996) an annual performance bonus to each of Messrs. Makarechian and Dowers of four percent (4%) of the pre-tax income of the Company for such fiscal year.

     In light of the Committee's general policy and philosophy as stated above, and the financial performance of the Company, the Compensation Committee determined in its meetings held in May, 1996 and April, 1997 to continue for FY 1997 the annual cash bonus for the Chairman and the CEO in the amount of four percent (4%) of annual pre-tax income of the Company. These figures result in cash bonuses in the range of that provided by the Survey Companies.

     The time of payment of the FY 1997 bonus shall be determined by management.

     Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance-based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual cash bonus has been structured to meet the requirements for deductibility. While the Compensation Committee does not anticipate any payments exceeding $1 million under the compensation structure it has approved, any such payments will be contingent upon shareholder approval.

BASE SALARY

     The annualized base salary of the Chairman and CEO was $260,000 for Fiscal Year 1997. The Committee has determined to recommend a nominal increase of fifteen thousand dollars ($15,000) in the base salary of each of the Chairman and CEO, primarily to take into account inflation.

                                                /s/  WILLIAM A. FUNK

                                          --------------------------------------
                                                     William A. Funk

                                                /s/  KARLHEINZ KAISER

                                          --------------------------------------
                                                     Karlheinz Kaiser

Dated: April 24, 1997

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                     COMPANY                       1992    1993     1994     1995     1996     1997
-------------------------------------------------  ----   ------   ------   ------   ------   ------
Capital Pacific Holdings.........................  100     92,59   111.11    77.78   111.11    77.78
Industry Index...................................  100    110.35   132.71    97.12   129,04   139,19
Broad Market.....................................  100     95.37   111.10   101.91   123.40   131.47

---------------

(1) The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 1992 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of June 16, 1997, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group.

                                                             COMMON STOCK              PERCENT OF
                     NAME AND ADDRESS                    BENEFICIALLY OWNED(1)          CLASS(1)
    ---------------------------------------------------  ---------------------         ----------
    CPH2, L.L.C. ......................................         4,638,657                 30.9%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, CA 92660
    Hadi Makarechian...................................         9,315,968(2)              62.1%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, California 92660
    Dale Dowers........................................         1,922,723(3)              12.8%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, California 92660
    Roger Nix(4).......................................         1,015,000                  6.8%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, CA 92660
    All Directors and Officers of the Corporation
      as a Group (13 persons)..........................        11,238,791                 75.0%

---------------

(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other options or rights to subscribe have been exercised by anyone else.

(2) Includes 2,715,934 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 11,238,691 shares of stock in the Corporation.

(3) Includes 1,922,723 shares of Common Stock held by CPH2, L.L.C., in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 11,238,691 shares of stock in the Corporation.

(4) Mr. Nix is the former sole stockholder of Durable Homes, Inc.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
                       OFFICERS, DIRECTORS AND AFFILIATES

     The Company's policy is that all transactions between the Company and its officers, directors and principal stockholder, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company's business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended February 28, 1997, and it is anticipated that Arthur Andersen LLP will be approved to serve as such for the current fiscal year.

     Representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                 PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF
                 INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP
             TO FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK

                               (PROXY ITEM NO. 2)

     The Board of Directors of the Company has approved, subject to stockholder approval, an amendment to Article FOURTH of the Company's Second Restated Certificate of Incorporation to authorize the issuance of up to Five Million (5,000,000) shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more series on terms and conditions to be established by the Board of Directors from time to time, and commonly known as "blank check" Preferred Stock. The full text of the proposed amendment is as follows:

          "FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock, par value $.10 per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

          A holder of record of one or more shares of the Common Stock shall have one (1) vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation, subject to the rights of the holders of the Preferred Stock to such voting power, dividends, and assets upon liquidation. Holders of the Common Stock shall not be entitled to any preemptive or other subscription rights.

          The Preferred Stock may be issued from time-to-time in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors. The Board of Directors of the Corporation shall have full and complete authority by resolution from time to time, to establish one or more series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series, including but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions."

     The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative rights, relative, participating, optional and other rights, including voting rights, qualifications, limitations, or restrictions thereof, are determined by the Company's Board of Directors. The additional authorized shares that would be available for issuance, if the proposed amendment to the Certificate of Incorporation is approved, may be issued for any proper corporate purpose at any time without further stockholder approval (subject, however, to applicable statutes or the rules of the American Stock Exchange which may require stockholder approval for the issuance of shares in certain circumstances). Each series of Preferred Stock may rank senior to the Company's Common Stock with respect to dividends and liquidation rights. No Preferred Stock is presently issued.

     If approved by the stockholders, this provision of the Certificate of Incorporation will authorize the Board of Directors to determine among other things, with respect to each series of Preferred Stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series, (ii) whether or not shares have voting rights and the extent of such voting rights, if any, (iii) the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more series of such Preferred Stock, (iv) the dividend rights, if any, including the dividend rates, preferences with respect to other series or classes of stock, the times of payment and whether dividends shall be cumulative, (v) the redemption price, terms of redemption, the amount of and provisions regarding any sinking fund for the purchase or redemption thereof, (vi) the liquidation preferences and the amounts payable on dissolution or liquidation, and (vii) the terms and conditions, if any, under which shares of the series may be converted into any other series of class of stock or debt of the Company. Holders of Common Stock have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

     The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company has no current agreements, commitments, plans or intentions to issue any Preferred Stock. Depending upon the circumstances in which Preferred Stock may be issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider an action of such entity or person not to be in the best interests of the stockholders and the Company.

     Until the Board determines the respective rights of the holders of one or more series of Preferred Stock, it is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock. Typical effects of such issuance could include, however; (i) reduction of the amount otherwise available for payment of dividends on Common Stock if dividends are payable on Preferred Stock, (ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restriction of the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES OF COMMON STOCK REQUESTED BY A PROXY DELIVERED TO THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 28, 1998. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: President.

SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

     The Company files an annual report on Form 10-K with the Securities and Exchange Commission. A copy of the annual report for the fiscal year ended February 28, 1997 (except for exhibits thereto) is delivered to shareholders together with this Proxy Statement. Additional copies may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Marquis L. Cummings, Vice President Finance and Chief Financial Officer. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

     THE COMPANY'S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than the election of directors and the amendment of the Certificate of Incorporation to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          MARQUIS L. CUMMINGS
                                          Secretary

Dated: June 16, 1997

                         CAPITAL PACIFIC HOLDINGS, INC.
                                     PROXY

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JULY 24, 1997.

    The undersigned hereby appoints Donald J. Sajor and Marquis L. Cummings, or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 24, 1997, and at all adjournments thereof, as follows:

1.  ELECTION OF DIRECTORS

   Hadi Makarechian, Dale Dowers, Allan L. Acree, Karlheinz M. Kaiser, William
A. Funk

   [ ]  FOR all nominees listed above                           [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below).                    for all nominees listed above.

 (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

   If no preference is indicated, this proxy will be voted "FOR" the nominees.

2. To approve an Amendment to the Company's Certificate of Incorporation to authorize the issuance of up to Five Million (5,000,000) shares of preferred stock.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

If no preference is indicated, this proxy will be voted "FOR" the amendment to authorize five million (5,000,000) shares of Preferred Stock.

3. In accordance with their best judgment upon such other matters as may properly come before the Meeting.

                                                 Signature of Stockholder

                                                 Signature of Stockholder

                                           IMPORTANT: Please sign this Proxy
                                           exactly as your name or names appear
                                           hereon. If shares are held by more
                                           than one owner, each must sign.
                                           Executors, administrators, trustees,
                                           guardians, and others signing in a
                                           representative capacity should give
                                           their full titles.

                                           DATED: June 16, 1997

                                                BE SURE TO DATE THIS PROXY